SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABM INDUSTRIES INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1369354
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

160 Pacific Avenue, Suite 222
San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

ABM Industries Incorporated

2004 Employee Stock Purchase Plan

(Full Title of the Plan)

Linda S. Auwers, Esq.
Senior Vice President, General Counsel and Corporate Secretary
ABM Industries Incorporated
160 Pacific Avenue, Suite 222
San Francisco, CA 94111

(Name and Address of Agent For Service)

(415) 733-4000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed	Proposed	Amount of
Title of Each Class of	To Be	Maximum Offering	Maximum Aggregate	Registration
Securities to be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee
Common Stock, par value $.01 per share (3)	2,000,000 shares	$18.14	$36,280,000	$4,596.68

(1)	This registration statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of common stock (hereinafter, the “Common Stock”) of ABM Industries Incorporated which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $18.14 per share, the average of the high and low price of the Common Stock on the New York Stock Exchange on June 14, 2004.

(3)	Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

PART I
ITEM 1. PLAN INFORMATION.*
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ITEM 4. DESCRIPTION OF SECURITIES
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
ITEM 8. EXHIBITS
ITEM 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.1
Exhibit 24.1
Exhibit 99.1
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 24.1
EXHIBIT 99.1

PART I

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ABM Industries Incorporated (the “Company” or “Registrant”) with the Securities and Exchange Commission (“Commission”) are incorporated by reference into this Registration Statement:

     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003.

     (b) (1) The Company’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2004 and April 30, 2004 filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act; (2) the Company’s Current Reports on Form 8-K dated December 10, 2003*, March 9, 2004*, March 31, 2004 and June 8, 2004* filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (c) The description of the Company’s common stock and preferred stock purchase rights contained in registration statements filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated balance sheets of the Company and its subsidiaries as of October 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 2003, and the related financial statement schedule, included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003, have been incorporated herein by reference in reliance upon the report, also incorporated herein by reference, of KPMG LLP, independent certified public accountants.

* This asterisk indicates Reports submitted to the Commission which include information “furnished” pursuant to Items 9 and 12 of Form 8-K, which pursuant to General Instruction B of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act. The information furnished pursuant to Items 9 and 12 in such reports is not subject to the liabilities of Section 18 of the Exchange Act, is not incorporated into this Report on Form S-8 and the Company does not intend to incorporate these reports by reference into any filing under the Securities Act or the Exchange Act.

ITEM 4. DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of Common Stock issuable under the Company’s 2004 Employee Stock Purchase Plan (the “Plan”) has been passed upon for the Company by Linda S. Auwers, Esq., Senior Vice President, General Counsel and Corporate Secretary of the Company. Ms. Auwers holds shares and options to purchase shares of the Common Stock, and is eligible for participation in the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation contains a provision eliminating the personal liability of our directors to the Company or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent permitted by Delaware law. Further, our bylaws give us the power to indemnify our employees and agents to the fullest extent permitted by Delaware law.

     In addition, the Company has entered into a separate indemnification agreement with each director that (i) provides for mandatory indemnification to the fullest extent permitted by Delaware law, (ii) provides for a right of contribution based on relative fault in the event that indemnification is not permissible, and (iii) limits the obligation of the Company to provide indemnification on account of any proceeding commenced by a director in his or her individual right against the Company or against any officer, director, or stockholder of the Company unless authorized in the specific case by a majority of disinterested members of our board of directors.

     We have obtained directors’ and officers’ liability insurance which insures directors and officers of the Company. The losses covered by the policy are subject to certain exclusions and the policy contains certain deductible provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8. EXHIBITS

5.1	Opinion of Linda S. Auwers.

23.1	Consent of Independent Auditors.

23.2	Consent of Linda S. Auwers (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1	ABM Industries Incorporated 2004 Employee Stock Purchase Plan

ITEM 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 15th day of June, 2004.

ABM INDUSTRIES INCORPORATED
(Registrant)

/s/ Henrik C. Slipsager

Henrik C. Slipsager
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ Henrik C. Slipsager Henrik C. Slipsager	President and Chief Executive Officer	June 15, 2004

Principal Financial Officer:

/s/ George B. Sundby George B. Sundby	Executive Vice President and Chief Financial Officer	June 15, 2004

Principal Accounting Officer:

/s/ Maria De Martini Maria De Martini	Vice President and Controller	June 15, 2004

Signature	Title	Date
Directors:

*Linda Chavez Linda Chavez	Director	June 15, 2004

Luke S. Helms	Director	_____, 2004

*Maryellen C. Herringer Maryellen C. Herringer	Director	June 15, 2004

*Charles T. Horngren Charles T. Horngren	Director	June 15, 2004

*Henry L. Kotkins, Jr. Henry L. Kotkins, Jr.	Director	June 15, 2004

*Martinn H. Mandles Martinn H. Mandles	Director	June 15, 2004

*Theodore Rosenberg Theodore Rosenberg	Director	June 15, 2004

/s/ Henrik C. Slipsager Henrik C. Slipsager	Director	June 15, 2004

*William W. Steele William W. Steele	Director	June 15, 2004

* By /s/ Linda S. Auwers Linda S. Auwers
Attorney-in-fact

EXHIBIT INDEX

     5.1 Opinion of Linda S. Auwers.

     23.1 Consent of Independent Auditors.

     23.2 Consent of Linda S. Auwers (included in Exhibit 5.1).

     24.1 Power of Attorney.

     99.1 ABM Industries Incorporated 2004 Employee Stock Purchase Plan.

8